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                                                                   EXHIBIT 99(b)

                        KEYCORP STUDENT LOAN TRUST 1999-A

                              OFFICER'S CERTIFICATE

JPMorgan Chase Bank                   Deutsche Bank Trust Company Americas
One Bank One Plaza, Suite 0126        fka,  Bankers Trust Company
Chicago, IL 60670                     60 Wall Street, 26th Floor - MS NYC60-2606
Attn: Corporate Trust Administration  New York, New York 10005
Phone: (312) 407-0192                 Attn: Corporate Trust & Agency Group
Fax:   (312) 407-1708                 Structured Finance
                                      Phone: (212) 250-8522
                                      Fax:   (212) 797-8606

Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, OH 44114
ATTN: President, KER
Phone: (216) 828-4293
Fax:   (216) 828-9301

Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller and Administrator, KeyCorp Student Loan Trust 1999-A, as Issuer, Pennsylvania Higher Education Assistance Agency, as Servicer, and JPMorgan Chase Bank, successor in interest to Bank One, National Association, successor in interest to The First National Bank of Chicago, not in its individual capacity but solely as Eligible Lender Trustee, dated as of January 1, 1999 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Administrator from January 1, 2003, through December 31, 2003, and of its performance under the Agreement has been made, and
(ii) to the best of our knowledge, based on our review, the Administrator has fulfilled all its obligations under the Agreement and the related Administration Agreement respectively throughout such period.

                                      Key Bank USA, National Association,
                                      as Administrator

                                      by:     /S/ DARLENE H. DIMITRIJEVS
                                      ------------------------------------------
Date: March 19, 2004                  Name:  Darlene H. Dimitrijevs, CPA
                                      Title: Senior Vice President

                                      by:     /S/ DEBRA S. FRONIUS
                                      ------------------------------------------
                                      Name: Debra S. Fronius
                                      Title:   Vice President